Exhibit 99.1

Sonida Senior Living Announces Strategic Merger with

CNL Healthcare Properties, Inc. in a Stock and Cash Transaction

Valued at Approximately $1.8 Billion, Creating $3 Billion Pure-Play

Senior Housing Owner-Operator

2026E Normalized FFO Accretion of 28% to 62% Based on an Asymmetric Collar with Substantial Near-Term and Future Synergies

Strengthens Balance Sheet Through Immediate Deleveraging and Significantly Deepens Access to

Capital

Transaction Funded with 66% Stock and 34% Cash; Financing for Cash Portion is Committed with Debt Financing from RBC and BMO and Equity Commitments from Sonida’s Two Largest Shareholders

Creates Eighth Largest Owner of U.S. Senior Living Assets1

Sonida President & CEO Brandon Ribar and Existing Sonida Management Team to Lead Combined Company

Sonida Provides Highlights of Preliminary Q3’25 Results

DALLAS, Texas – November 5, 2025, Sonida Senior Living, Inc. (“Sonida” or the “Company”) (NYSE: SNDA), a leading owner, operator and investor in senior living communities, and CNL Healthcare Properties, Inc. (“CHP”), a public non-traded real estate investment trust (“REIT”) which owns a national portfolio of high-quality senior housing communities, today announced a definitive merger agreement (the “Merger Agreement”) under which Sonida will acquire 100% of CHP in a cash and stock transaction valued at approximately $1.8 billion. As a combined enterprise, Sonida expects to have an equity market capitalization of approximately $1.4 billion and a total enterprise value of approximately $3.0 billion upon closing.

The combined company, which will continue to trade on the NYSE under the ticker “SNDA”, will be uniquely positioned in the public markets as a pure-play senior housing owner-operator platform, with a combined portfolio of 153 owned independent living, assisted living and memory care senior living communities. The two portfolios have complementary footprints that deepen Sonida’s exposure to high-quality assets in strong submarkets in the South, Southeast and Midwest while expanding national exposure to attractive markets including the Mountain West and Pacific Northwest.

“We are extremely pleased to announce this transformational deal, which will generate immediate per share earnings accretion and meaningful long-term value for all shareholders following closing,” said Brandon Ribar, President and Chief Executive Officer. “Sonida’s overarching objective is to capitalize on the long-term tailwinds of favorable demographics and supply constraints within senior living by operating and growing a best-in-class owner-operator platform. This transaction represents an inflection point in our pursuit of that objective as it more than doubles Sonida’s number of owned units while deepening and expanding our exposure to the most attractive geographic areas for our strategy. We expect to immediately unlock significant embedded synergies and NOI growth through portfolio optimization while also deleveraging, increasing liquidity in our shares, and amplifying our access to capital. We will also continue to drive growth through organic and inorganic initiatives, with the care and services provided to our residents always remaining our top priority.

[1]	By units

“Beyond its strong portfolio, we have been impressed by CHP’s culture of accountability, integrity and high-performance embedded across its leadership team and operating partners. Their dedication to serving residents with compassion and excellence mirrors our own, making this combination a natural fit, and we are confident that uniting our organizations will create a shared foundation built on trust, transparency, and long-term partnership.”

“This transaction culminates our focused strategic alternatives process and represents an exceptional outcome for CHP shareholders, residents and stakeholders,” said Stephen Mauldin, CEO, President and Vice Chairman of CNL Healthcare Properties, Inc. “Since 2012, CHP has thoughtfully and successfully built and actively managed a leading private-pay senior housing business while providing exceptional care, services and value to our approximately 8,000 residents. Upon the closing of this transaction, our shareholders will receive a premium to the mid-point of our most recent estimated NAV per share range and the opportunity for full and real-time liquidity through their receipt of cash and unrestricted Sonida common stock. Looking ahead, CHP shareholders, who will become Sonida shareholders, will importantly retain the opportunity to participate in future value creation in a dynamic and attractive senior housing environment. We are confident the combined company will be in a strong position to deliver on behalf of its shareholders.

“Of equal importance to this merger, the Sonida team shares our focus on relationships and a resident-centric culture, valuing residents and their families, whose care, comfort and happiness will now benefit from the greater scale and resources of the combined enterprise. We have worked closely with Brandon and his team to structure an attractive, mutually beneficial transaction that provides certainty of execution and value for our shareholders while also minimizing disruption to, and creating opportunities for, our extraordinary and seasoned CHP investment management team and trusted operating partners and tenants.”

Michael Simanovsky, Founder and Managing Partner of Conversant Capital, stated, “Since Conversant’s initial investment in Sonida in November 2021, we have worked diligently with the management team along three key initiatives – improving operations, strengthening the balance sheet and growing the business. With tremendous progress already achieved in all three areas, today’s transaction represents a new milestone in Sonida’s evolution, significantly enhancing the Company’s portfolio, balance sheet and long-term growth prospects. We have been particularly impressed with management’s ability to integrate and improve numerous newly acquired assets, representing over 35% growth in the portfolio over the last 18 months. With continued accelerating momentum, we are thrilled to increase our equity investment. This reflects our continued commitment to Sonida and confidence in the Company and its management team’s ability to create value by executing on its strategy, including pursuing attractive acquisition opportunities amidst the highly compelling senior housing operating fundamentals.”

Strategic Rationale and Expected Benefits of Transaction

The combination of Sonida and CHP is expected to create a pure-play, high-growth and differentiated senior housing platform at scale that is primed to capitalize on long-term sector tailwinds while delivering a best-in-class experience for residents and their families:

Leading Pure-Play Senior Housing Owner-Operator

•	Combination creates eighth largest owner of U.S. senior living assets with ~14,700 owned units

•	Offerings across the continuum of care, focused on up-market and mid-market, clustered around key regional markets with strong underlying growth fundamentals

•	Attractive sector fundamentals driven by a rapidly growing 80+ population and limited new supply of suitable senior housing options

Unique Owner – Operator – Investor Strategy

•	Benefits of scale from diversification and regional cluster investment strategy

•

Speed, control and flexibility to allocate capital and drive continuous improvement in existing portfolio, including utilizing scale and technology to enhance the resident experience based on expanding capabilities and feedback

•	Ability to drive inorganic growth with high-return tuck-in investments

•

Experienced senior management team with strong operational and capital allocation track record and alignment of interest, coupled with best-in-class leaders across the Company’s communities who are focused on driving superior unit performance and resident experience

•	Expands future investment pipeline with new strategic operator relationships

Significant Financial Benefits with Meaningful Long-Term Upside

•

Transaction expected to be immediately accretive to Normalized FFO with estimated annual cost synergies of approximately $16 – 20 million to be realized over the twelve months following the closing and driven primarily by structural efficiencies and termination of CHP’s external advisory contract with CNL Healthcare Corp., an affiliate of CNL Financial Group, LLC

•	Future upside from operating synergies, including the application of Sonida’s well-developed sales, marketing and operational capabilities, as well as benefits of scale across the combined portfolio

•	Increased equity market capitalization (approximately 500% increase in the free float to $1.0 billion), liquidity and access to capital

Enhanced Balance Sheet to Capitalize on Multiple Growth Levers

•	Immediately deleveraging for Sonida. Anticipate leverage to decline by more than 1.25x from low-9x to mid- to upper-7x net debt to EBITDA following closing and full integration of the merger

•	Further strengthens Sonida’s balance sheet, improves borrowing costs and accelerates path to the Company’s medium-term leverage target of 6x

Portfolio Quality and Optimization

•

The merger creates flexibility to optimize the combined portfolio with a focus on assets operating with strong growth characteristics and long-term sustainable earnings. Our asset management team will thoughtfully evaluate dispositions in low growth, non-strategic markets

Transaction Overview

Under the terms of the Merger Agreement, Sonida will acquire 100% of the outstanding common stock of CHP in a stock and cash transaction valued at approximately $1.8 billion, which equates to $6.90 per share of CHP, with approximately 66% of the consideration expected to be in the form of newly issued Sonida common stock and 34% in cash. Specifically, each share of CHP common stock will be converted into $2.32 in cash and a number of shares of Sonida common stock, determined by dividing (a) $4.58 by (b) the volume weighted average price (VWAP) of Sonida common stock during a measurement period prior to closing of the transaction and subject to an asymmetric collar. To help ensure certainty of value for the stock portion of the merger consideration, the exchange ratio is subject to adjustment based on the VWAP during the measurement period prior to closing of the transaction, with a collar of 15% below the reference price ($22.73) and 30% above the reference price ($34.76). Based on maximum and minimum exchange ratios of 0.2015x to 0.1318x, respectively, Sonida existing shareholders’ ownership would range from 39.5% to 50.0% of the newly combined company’s diluted common equity, with estimated Normalized FFO per share accretion of 28% to 62%, and 40% accretion at the reference price.

Timing and Approval

The parties currently expect the transaction to close late in the first quarter or early in the second quarter of 2026, subject to customary closing conditions, including the approval of both Sonida and CHP shareholders. This transaction was unanimously approved by the Board of Directors of both Sonida and CHP. Sonida majority shareholder Conversant Capital has executed an affirmative voting agreement alongside its equity investment commitment.

Financing

The transaction will be financed through a combination of cash provided by Conversant and Sonida’s second largest shareholder, Silk Partners, as well as debt financing that has been committed by RBC Capital Markets (“RBC”) and BMO Capital Markets (“BMO”). In connection with the transaction, Conversant and Silk Partners have agreed to acquire newly issued shares of Sonida common equity totaling $110 million at the reference price ($26.74). Sonida has obtained committed bridge financing of $900 million which is available to fund the cash portion of the purchase price and repay CHP’s existing corporate credit facilities. Sonida has also obtained a committed, upsized revolving credit facility of $300 million, which will replace its existing revolver upon closing and will provide meaningful available liquidity to the Company for its opportunistic acquisition strategy.

Governance

At closing, the Board of Directors (the “Board”) of the combined company will be comprised of seven current Sonida directors and two CHP-designated directors, which will include Stephen Mauldin, the current CEO, President and Vice Chairman of CNL Healthcare Properties, Inc.

Michael Simanovsky, Founder and Managing Partner of Conversant Capital, will become the new Board Chairman, effective upon the closing of the transaction.

Webcast and Conference Call Information

Sonida management will host a conference call and webcast today, November 5, 2025, at    9:00 a.m. Eastern Time to discuss the transaction. An investor presentation regarding the transaction will be available on the Sonida investor relations website.

The conference call/webcast can be accessed in the following ways:

•	Sonida’s investor relations website: Events & Presentations

•	Direct webcast link: https://events.q4inc.com/attendee/492113484

•	Dial-in: The dial-in number for the conference call is (800) 715-9871 (or +1 (646) 307-1963 for international callers), and the participant passcode is 3889508.

All participants are asked to register and connect 10 minutes prior to the start of the call/webcast to ensure connectivity.

An archive of the webcast will be available on the Sonida investor relations website and accessible for replay for 12 months. A telephonic replay will be available for 7 days at (800) 770-2030, passcode 3889508.

Transaction Advisors

In connection with this transaction, RBC Capital Markets is serving as lead financial advisor to Sonida. BMO Capital Markets is serving as financial advisor, Newmark Group, Inc. is serving as real estate advisor, Fried, Frank, Harris, Shriver & Jacobson LLP is acting as its legal counsel and Sidley Austin LLP is acting as legal counsel for Sonida’s special committee of its Board of Directors. KeyBanc Capital Markets is serving as exclusive financial advisor to CHP, with Arnold & Porter Kaye Scholer LLP acting as corporate legal counsel in connection with the transaction and Ropes & Gray LLP acting as legal counsel to CHP’s special committee of its Board of Directors.

Highlights of Sonida Q3 2025 Preliminary Results

(NOI and Adjusted EBITDA presented in millions)

(See end of press release for definitions and explanation of non-GAAP financial measures)

	Q3 2025	Q3 2024	YOY
Occupancy: Same-Store Portfolio	87.7%	87.1%	+60 bps
Occupancy: Acquisition Portfolio, At-Share	79.1%	61.3%	+1,780 bps
RevPOR: Same-Store Portfolio	$4,353	$4,158	+4.7%
Community NOI: Same-Store Portfolio	$16.1	$15.7	+2.5%
Community NOI: Total Portfolio, At-Share	$21.0	$17.4	+20.7%
Adjusted EBITDA: Total Portfolio, At-Share	$13.8	$10.6	+30.2%

•	Q3 occupancy for the same-store portfolio achieved highest levels post-Covid at 87.7%, with October 31 spot occupancy continuing to demonstrate strength at 89.0%.

•

Q3 Community NOI included higher utility costs in the summer months and higher labor costs in Q3 impacting the same-store portfolio as we implemented the new regional and property-level staffing models discussed during our Q2 2025 earnings call and which began to take effect in September and October, as well as better-than-expected results within the acquisition portfolio.

•	Q3 Total Portfolio Adjusted EBITDA At-Share increased nearly $13 million on an annualized basis.

About Sonida

Dallas-based Sonida Senior Living, Inc. is a leading owner, operator and investor in independent living, assisted living and memory care communities and services for senior adults. The Company provides compassionate, resident-centric services and care as well as engaging programming at our senior housing communities. As of September 30, 2025, the Company owned, managed or invested in 97 senior housing communities across 20 states with an aggregate capacity of approximately 10,250 residents, including 84 owned senior housing communities (including four owned through joint venture investments in consolidated entities and four owned through a joint venture investment in an unconsolidated entity) and 13 communities that the Company managed on behalf of a third-party.

For more information, visit investors.sonidaseniorliving.com or connect with the Company on Facebook, X or LinkedIn.

About CHP

CNL Healthcare Properties, Inc. is a public, non-traded real estate investment trust currently focused on institutional quality senior housing holdings, including stabilized, value-add and ground-up development assets. CHP owns a portfolio of 69 seniors housing communities (excludes one vacant land parcel) with an effective average asset age of under 16 years. The portfolio spans 26 states consisting of 54 SHOP communities and 15 NNN leased assets that comprise a total of 7,535 units. Having total gross assets of approximately $3.4 billion (143 assets) at its high watermark, CHP previously operated as a diversified healthcare real estate offering, with sizeable prior investment in complimentary medical office, post-acute and acute healthcare real estate sectors. The company has strategically invested more than $80 million over the last five years to maintain its assets’ quality, functionality and condition, with finishes and amenities positioning its senior housing communities for continued growth and success.

CHP is externally managed and advised by CNL Healthcare Corp. (“Advisor”), which is an affiliate of CNL Financial Group, LLC (“Sponsor”). The Sponsor is an affiliate of CHP.

For more information, visit www.cnlhealthcareproperties.com.

About Conversant Capital

Conversant Capital LLC is a private investment firm founded in 2020. The firm pursues credit and equity investments within the real estate, digital infrastructure and hospitality sectors in both the public and private markets.

Further information is available at www.conversantcap.com.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. All statements contained in this release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements that include the words “expect,” “will,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “could,” “should,” “anticipate” and similar statements of a future or forward-looking nature. The forward-looking statements, are subject to certain risks and uncertainties, and actual results, events and financial condition could materially differ from those indicated in the forward-looking statements, including, among others, (1) the termination of or occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement or the inability to complete the proposed transaction on the anticipated terms or by the end of the Outside Date (as defined in the Merger Agreement), (2) the inability to complete the proposed transaction due to the failure to satisfy all of the conditions to closing in a timely manner or at all, including the failure to obtain the requisite stockholder approvals or to obtain the Equity Financing (as defined in the Merger Agreement), or the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained or is obtained subject to conditions that are not anticipated, (3) costs related to the proposed transaction, including costs with respect to the Equity Financing (4) the diversion of management’s time and attention from ordinary course business operations to completion of the proposed transaction and integration matters, (5) the risk of litigation action related to the proposed transaction, (6) such other economic or other conditions in the markets CHP or Sonida are engaged in, (7) the risks, uncertainties and factors set forth under “Item. 1A. Risk Factors” in Sonida’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Securities and Exchange Commission (the “SEC”) on March 17, 2025, and as such factors may be updated from time to time in Sonida’s other filings with the SEC, and (8) the risks, uncertainties and factors set forth under “Item. 1A. Risk Factors” in CHP’s Annual Report on Form 10-K for the

fiscal year ended December 31, 2024, filed with the SEC on March 5, 2025, and as such factors may be updated from time to time in CHP’s other filings with the SEC, which filings are accessible on the SEC’s website at www.sec.gov. This list of factors is not intended to be exhaustive. Forward-looking statements only speak as of the date of this communication, and neither CHP nor Sonida assumes any obligation to update any written or oral forward-looking statement made by either Sonida or on its behalf or CHP or on its behalf as a result of new information, future events or other factors, except as required by law.

Additional Information and Where to Find It

This communication relates to the proposed transaction involving Sonida and CHP. In connection with the proposed transaction, Sonida and CHP will each file relevant materials with the SEC, including a registration statement on Form S-4 to register the shares of Sonida common stock to be issued to the CHP stockholders in connection with the proposed transaction. The registration statement will include a joint proxy statement/prospectus which will be sent to the stockholders of CHP and the stockholders of Sonida seeking their respective approval of the transaction. Sonida and CHP may also file other documents regarding the proposed transaction with the SEC. This communication is not intended to be, and is not, a substitute for such filings or for any other document that Sonida and/or CHP may file with the SEC in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, SONIDA’S AND CHP’S RESPECTIVE STOCKHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, INCLUDING THE REGISTRATION STATEMENT ON FORM S-4 AND THE RELATED JOINT PROXY STATEMENT/PROSPECTUS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SONIDA, CHP AND THE PROPOSED TRANSACTION.

Investors and shareholders may obtain copies of these documents and other documents filed by Sonida and CHP with the SEC free of charge through the website maintained by the SEC at www.sec.gov or from Sonida at its website, sonidaseniorliving.com, under the heading Investor Relations, or from CHP at its website, cnlhealthcareproperties.com, under the heading Investor Resources.

NEITHER THE SEC NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THIS COMMUNICATION, PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS COMMUNICATION. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

Participants in the Solicitation

Sonida and CHP, their respective directors and certain of their respective executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction under the rules of the SEC. Information about the interests of the directors and executive officers of Sonida and CHP and other persons who may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the joint proxy statement/prospectus related to the transaction, which will be filed with the SEC. Information about the directors and executive officers of Sonida and their ownership of Sonida equity interests can be found in the sections entitled “Principal Stockholders and Stock Ownership of Management,” “Executive Officers,” “Executive Compensation Tables,” and “2024 Director

Compensation” included in Sonida’s definitive proxy statement in connection with its 2025 Annual Meeting of Stockholders, filed with the SEC on April 29, 2025; in the Form 3 and Form 4 statements of beneficial ownership and statements of changes in beneficial ownership filed with the SEC by Sonida’s directors and executive officers; and in other documents filed by Sonida with the SEC. Information about the directors and executive officers of CHP and their ownership of CHP equity interests is set forth in the sections entitled “Compensation of Directors,” “Executive Officers,” “Share Ownership” and “Certain Relationships and Related Person Transactions” under “Item 1—Election of Directors” included in the definitive proxy statement for CHP’s 2024 Annual Meeting of Stockholders, filed with the SEC on September 16, 2024 and in other documents filed by CHP with the SEC.

No Offer or Solicitation

This communication is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction and is not intended to and does not constitute an offer to sell or the solicitation of an offer to buy, sell or solicit any securities or any proxy, vote or approval in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1993, as amended.

Sonida Investor Relations

Jason Finkelstein

IGNITION IR

ir@sonidaliving.com

CHP Media Contact

Colleen Johnson

Senior Vice President

Marketing & Communications

CNL Financial Group

newscontact@cnl.com

Conversant Capital Media Contact

Josh Clarkson / Devin Shorey

Pro-conversant@prosek.com

DEFINITIONS

Acquisition Community Portfolio is defined by the Company as communities that are wholly or partially owned, acquired in the current year or prior comparison year, and are not operational in both comparison years. An operational community is defined as a community that has maintained its certificate of occupancy and has made at least 80% of its wholly owned or partially owned units available for five consecutive quarters.

Repositioning Portfolio is defined by the Company as communities that are wholly or partially owned, and have undergone or are undergoing strategic repositioning as a result of significant changes in the business model, care offerings, and/or capital re-investment plans, that in each case, have disrupted, or are expected to disrupt, normal course operations. These communities will be included in the Same-Store Community Portfolio once operating under normal course operating structures for the full year in each year beginning as of January 1st of the prior year.

RevPOR, or average monthly revenue per occupied unit, is defined by the Company as resident revenue for the period, divided by the weighted average number of occupied units in the corresponding portfolio for the period, divided by the number of months in the period.

Same-Store Community Portfolio is defined by the Company as communities that are consolidated, wholly or partially owned, and operational for the full year in each year beginning as of January 1st of the prior year. Consolidated communities excluded from the same-store community portfolio include the Acquisition Community Portfolio, the Repositioning Portfolio, and certain communities that have experienced a casualty event that has significantly impacted their operations.

Senior Housing / Senior Housing Operating Properties (SHOP) is defined as residential real estate assets designed to accommodate the needs of senior residents, including but not limited to independent living, assisted living, and memory care facilities. Within this category, “Senior Housing Operating Properties” (SHOP) refers exclusively to those properties in which the Company, directly or through third-party management agreements, maintains operational control and bears the associated risks and rewards of ownership, including but not limited to occupancy, revenue generation, and operating expenses. For the avoidance of doubt, this definition expressly excludes senior housing properties subject to triple net lease agreements. Under such agreements, operational responsibilities, including property management, operating expenses, and financial performance, are borne solely by the lessee, and the Company’s involvement is limited to receiving fixed rental payments. As such, triple net lease assets are not included within the scope of the SHOP portfolio.

Total Portfolio is defined by the Company as all communities that are wholly or partially owned and managed communities that are not owned.

Total Units is defined by the Company as all units that are part of the Total Portfolio, including those that were out of service for the named period.

NON-GAAP FINANCIAL MEASURES

This press release contains the financial measures (1) Net Operating Income, (2) Adjusted EBITDA, (3) Normalized FFO and (4) Same-store amounts for these metrics, each of which is not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Presentations of these non-GAAP financial measures are intended to aid investors in better understanding the factors and trends affecting the Company’s performance and liquidity. However, investors should not consider these non-GAAP financial measures as a substitute for financial measures determined in accordance with GAAP, including net income (loss), income (loss) from operations, net cash provided by (used in) operating activities, or revenue. Investors are cautioned that amounts presented in accordance with the Company’s definitions of these non-GAAP financial measures may not be comparable to similar measures disclosed by other companies because not all companies calculate non-GAAP measures in the same manner. Investors are urged to review the reconciliations of these non-GAAP financial measures from the most comparable financial measures determined in accordance with GAAP, which are included below.

The Company believes that presentation of Net Operating Income as a performance measure is useful to investors because such measures are some of the metrics used by the Company’s management to evaluate the performance of the Company’s owned portfolio of communities, to review the Company’s comparable historic and prospective core operating performance of the Company’s owned communities, and to make day-to-day operating decisions. The Company also believes that the presentation of such non-GAAP financial measures and Adjusted EBITDA is useful to investors because such measures provide an assessment of operational factors that management can impact in the short-term, primarily revenues and the controllable cost structure of the organization, by eliminating items related to the Company’s financing and capital structure and other items that management does not consider as part of the Company’s underlying core operating performance and that management believes impact the comparability of performance between periods.

Net Operating Income has material limitations as performance measures, including the exclusion of general and administrative expenses that are necessary to operate the Company and oversee its communities. Furthermore, such non-GAAP financial measures and Adjusted EBITDA exclude (i) interest that is necessary to operate the Company’s business under its current financing and capital structure, and (ii) depreciation, amortization, and impairment charges that may represent the wear and tear and/or reduction in value of the Company’s communities and other assets and may be indicative of future needs for capital expenditures. The Company may also incur income/expense similar to those for which adjustments may be made and such income/expense may significantly affect the Company’s operating results.

Net Operating Income is a non-GAAP performance measures that the Company defines as net income (loss) excluding: general and administrative expenses (inclusive of stock-based compensation expense), interest income, interest expense, other income (expense), provision for income taxes, management fees, and further adjusted to exclude income/expense associated with non-cash, non-operational, transactional, or organizational restructuring items that management does not consider as part of the Company’s underlying core operating performance and that management believes impact the comparability of performance between periods. For the periods presented herein, such other items include depreciation and amortization expense, transaction, transition and restructuring costs, impairment of assets held for sale, gain on extinguishment of debt, loss from equity method investment, casualty loss, non-recurring settlement fees, non-income tax, and non-property tax. The Company presents these non-GAAP measures on a consolidated community and same-store community basis.

Adjusted EBITDA is a non-GAAP performance measure that the Company defines as net income (loss) excluding: depreciation and amortization expense, interest income, interest expense, other expense/income, provision for income taxes; and further adjusted to exclude income/expense associated with non-cash, non-operational, transactional, or organizational restructuring items that management does not consider as part of the Company’s underlying core operating performance and that management believes impact the comparability of performance between periods. For the periods presented herein, such other items include stock-based compensation expense, provision for credit losses, impairment of assets held for sale, casualty losses, and transaction, transition and restructuring costs.

Normalized Funds from Operations (“FFO”) to common stockholders: Normalized FFO (Funds From Operations) is defined as: net income (loss) attributable to common shareholders plus real estate related depreciation and amortization, plus share of real estate related depreciation and amortization from unconsolidated entities, less non-controlling interests’ share of real estate related depreciation and amortization, plus gains (losses) from the sale of depreciable real estate assets less taxes associated with real estate dispositions; plus (less) long-lived impairment real estate, plus transaction, transition and restructuring costs, conversion costs, casualty losses, gains / losses on derivatives, gains / losses on extinguishment of debt (including the write-off of unamortized deferred financing fees, costs, discounts, make-whole payments, penalties, or premiums related to early debt retirement or repayment), amortization of deferred loan costs, below market lease amortization, and other non-recurring credits or expenses.